System1 Receives Notice of Late Filing from the NYSE

LOS ANGELES, CA – April 6, 2023 – System1, Inc. (NYSE: SST) (“System1” or the “Company”), reported in its Notification of Late Filing on Form 12b-25, previously filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2023, that it was unable to file its Annual Report on Form 10-K for the for the fiscal year ended December 31, 2022 (the “Annual Report”) within the prescribed period, as it requires additional time to close its books and records, complete its financial statement preparation and finalize its review process.

As a result, the Company received a notice from the New York Stock Exchange (“NYSE”) on April 3, 2023 indicating that, because the Company did not timely file its Annual Report, the Company is not currently in compliance with Section 802.01E of the NYSE Listed Company Manual, which requires that NYSE-listed companies timely file all periodic reports with the SEC.

The Company requires additional time to file its Annual Report in order to complete certain accounting-related items, including, but not limited to, the evaluation and quantification of identified accounting errors in the historical 2022 quarterly reporting periods, the completion of the purchase accounting for business combinations which closed during the year ended December 31, 2022, and the fiscal year 2022 goodwill impairment analysis in order to determine the amount of any associated goodwill impairment and the evaluation of the period in which an impairment of goodwill originated.

Notwithstanding the foregoing, the Company does not expect any material changes to its previously reported revenue or cash expenses for fiscal year 2022 to result from such review.

The NYSE notice, which is a routine notification to NYSE-listed companies who are untimely in filing their periodic reports with the SEC, has no immediate effect on the listing of the Company’s Class A common stock on the NYSE. The NYSE notice informed the Company that, under NYSE rules, the Company has six months, until September 30, 2023, to file the Annual Report and automatically return to compliance with the applicable NYSE listing standards. If the Company fails to file the Annual Report by the six-month deadline of September 30, 2023, the NYSE may, in its sole discretion, grant an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances.
The Company is making all efforts to file the Annual Report as soon as practical, but in any event expects to make the Annual Report filing before the six-month extension deadline stipulated in the NYSE notice.

Cautionary Note Regarding Forward Looking Statements

This press release of the Company (“we,” “us,” “our” and similar terms) contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected operating performance; anticipated results for the fourth quarter and full fiscal year 2022; and the Company’s anticipated timing of the filing of its Annual Report on Form 10-K, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and to the remaining accounting items currently required to complete its Annual Report, and are not statements of fact, actual results or timing estimates may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future timing requirements or future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

About System1

System1 combines best-in-class technology & data science to operate its advanced Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development & growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners. For more information, visit www.system1.com.

Investor Contact:
Brett Milotte
ICR, Inc.
Brett.Milotte@icrinc.com